Exhibit 32.2

Certification of Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the Quarterly Report of pSivida Corp. (the “Company”) on Form 10-Q for the quarter ended December 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Leonard S. Ross, Vice President, Finance and Chief Accounting Officer of the Company, certify that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 8, 2018

/s/ Leonard S. Ross
Name:	Leonard S. Ross
Title:	Vice President, Finance and Chief Accounting Officer
(Principal Financial Officer)